Exhibit 10.1

THIS AMENDING AGREEMENT dated as of the 1st day of April, 2014

BETWEEN:

SIDNEY CHAN (herein called the “Lender”)
of 23H Block III Riviera Garden
Tsuen Wan, New Territories
Hong Kong

AND:

ALR TECHNOLOGIES INC. (herein called the “Company”)
of 7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225

WITNESSES THAT WHEREAS:

A.	All references to shares means the shares of common stock of ALR Technologies, Inc.

B.
The Lender and the Company entered into a credit agreement on March 6, 2011 as amended by further agreements dated October 24, 2011, June 15, 2012 and January 8, 2013 (the “Amended Credit Agreements”) whereby the Lender agreed to make available to the Company a line of credit facility equal to $4,000,000 for the Company’s corporate purposes.

C.
Under a concurrent agreement between the Lender and the Company dated March 6, 2011 (the “Option Agreement”) the Company granted to the Lender, in consideration of the Lender making available the $2,500,000 credit line, the option to purchase 20,000,000 shares of the Company at an exercise price of $0.125 per share, until March 6, 2016, such that the aggregate of advances under the credit line would be equal to the aggregate exercise price of the 20,000,000 shares under option.

D.
Pursuant to the Amended Credit Agreements the Option Agreement was amended by (i) reducing the exercise price of the 20,000,000 options from $0.125 to $0.07 per share (and subsequently to $0.05 per share on December 28, 2012) (ii) granting the Lender the option to purchase an additional 15,725,000 shares at $0.07 per share (and subsequently reducing the exercise price to $0.05 per share on December 28, 2012) until March 6, 2016, such that the aggregate advances under the credit line would continue to be equal to the aggregate exercise price of the 35,750,000 shares under option as at June 15, 2012 (iii) granting the lender the option to purchase 14,250,000 shares of the Company at $0.05 per share until December 28, 2017, such that the aggregate advances under the credit line would continue to be equal to the aggregate exercise price of the 50,000,000 shares under as at December 28, 2012)

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E.
The Lender’s spouse (the “Lender’s Spouse”) entered into a line of credit agreement (the “Lender’s Spouse’s Credit Agreement”) on May 25, 2010 whereby the Lender’s Spouse provided a $1,000,000 line of credit to the Company. As partial consideration for this line of credit, the Company granted the Lender’s Spouse the option to the purchase 10,000,000 shares of common stock at an exercise price of $0.10 per share until December 31, 2011. The Lender’s Spouse’s Credit Agreement was subsequently amended on January 3, 2011 to increase the borrowing limit from $1,000,000 to $2,000,000. As partial consideration for this amendment the Company i) reduced the exercise price of the option to acquire 10,000,000 shares from $0.10 per share to $0.05 per share and extended the expiry date of those options to March 7, 2015 ii) granted an option to acquire 10,000,000 shares at an exercise price of $0.05 per share until March 7, 2015 , such that the aggregate advances under the Lender’s Spouse’s Credit Agreement would continue to be equal to the aggregate exercise price of the option to acquire 20,000,000 shares and iii) granted an option to acquire 20,000,000 shares of at an exercise price of $0.05 per share until November 29, 2015 , such that the aggregate advances of $1,000,000 (the increase of the borrowing limit to the Lender’s Spouse’s Credit Agreement) would be equal to the aggregate exercise price of the option to acquire 20,000,000 shares.

F.	On August 15, 2012, the Lender’s Spouse exercised her option to acquire 20,000,000 shares of common stock at $0.05 per share that had an exercise price of March 7, 2015.

G.
On March 24, 2014 the Company’s Board of Directors approved the grant and modification of options at an exercise price of and to reduce the exercise price of certain outstanding options to, $0.03 and further agreed with the Lender, in part consideration of the increased credit line referred to in Recital G,

a)	to further amend the Option Agreement:

i.	by reducing the exercise price of the Lender’s options to purchase 50,000,000 shares from $0.05 to $0.03 per share; and

ii.	granting to the Lender the option to purchase an additional 33,333,400 shares at an exercise price of $0.03 per share until March 24, 2019;

b)	to amend the options granted to the Lender’s Spouse:

i.	by reducing the exercise price of the option to purchase 20,000,000 shares from $0.05 per share to $0.03 per share;

ii.	granting to the Lender’s Spouse, the option to purchase 26,666,700 shares of at a price of $0.03 per share until March 24, 2019

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H.
Such that the aggregate of advances under the line of credit with the Lender would be substantially equal to the aggregate exercise price of the 83,333,400 shares under option and the advances under the line of credit with the Lender’s Spouse would be substantially equal to the aggregate exercise price of the of the 66,666,700 shares under option (on the basis of not considering the exercise of the option to acquire 20,000,000 shares in August 2012).

The Lender and the Company have agreed to further amend:

i.	the Amended Credit Agreement by the Lender increasing the borrowing limit of the line of credit by a further $1,500,000 to a total of $5,500,000; and

ii.
the Option Agreement by the Company, in consideration of the increase of the borrowing limit of the line of credit granting to the Lender options to purchase a further 50,000,000 shares of the Company at a price of $0.03 per share until March 24, 2019; and

I.	The Company and the Lender have agreed to enter into this agreement in order to give effect to the foregoing:

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.
At such time as the Company shall have drawn down the full amount of $4,000,000 under the Amended Credit Agreement, the Lender agrees to lend to the Company a further sum of up to $1,500,000 as and when required by the Company but subject to the same terms and conditions, including interest on amounts outstanding from time to time, as contained in the Amended Credit Agreement.

2.	In consideration of the Lender making available the increased borrowing limit of $1,500,000 to the Company, the Company hereby:

a)
agrees to reduce the exercise price of the 50,000,000 shares under option to the Lender as at the date hereof from $0.05 to $0.03 and grants to the Lender from and after the date hereof until March 24, 2019, the right and option to purchase an additional 33,333,400 shares of common stock at an exercise price of $0.03; and

b)	grants to the Lender the right and option to purchase, from and after the date hereof until March 24, 2019, an additional 50,000,000 shares of common stock at a price of $0.03 per share.

c)
agrees to reduce the exercise price of the 20,000,000 shares of common stock under option to the Lender’s Spouse as at the date hereof from $0.05 to $0.03 and grants to the Lender’s Spouse from and after the date hereof until March 24, 2019, the right and option to purchase an additional 26,666,700 shares of common stock at an exercise price of $0.03; and

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3.	Except as amended by this Agreement, all other terms and conditions of the Amended Credit Agreement and the Option Agreement shall remain in force and unaltered.

4.	This Amending Agreement may be signed in as many counterparts as may be necessary and delivered by facsimile or electronic transmission.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT the 1st day of April, 2014

ON BEHALF OF ALR TECHNOLOGIES INC.

MR. SIDNEY CHAN	KENNETH ROBULAK
Mr. Sidney Chan	Name: Kenneth Robulak
Member of the Board of Directors

ALFONSO SALAS
Name: Alfonso Salas
Member of the Board of Directors